Exhibit 3.2
FORM OF
SECOND
AMENDED
AND
RESTATED
BY-LAWS
OF
DOLAN MEDIA COMPANY

SECOND AMENDED AND RESTATED
BY-LAWS
OF
DOLAN MEDIA COMPANY,
a Delaware corporation
(Adopted June 22, 2007 and effective as of                     , 2007)

i

ii

iii

SECOND AMENDED AND RESTATED
BY-LAWS
OF
DOLAN MEDIA COMPANY
(Adopted June 22, 2007 and effective as of                     , 2007)
IDENTIFICATION; OFFICES
     SECTION 1.01. Name.
     The name of the corporation is Dolan Media Company (the “Corporation”).
     SECTION 1.02. Principal and Business Offices.
     The Corporation may have such principal and other business offices, either within or outside of the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may designate or as the Corporation’s business may require from time to time.
     SECTION 1.03. Registered Agent and Office.
     The Corporation’s registered agent may be changed from time to time by or under the authority of the Board of Directors. The address of the Corporation’s registered agent may change from time to time by or under the authority of the Board of Directors, or the registered agent. The business office of the Corporation’s registered agent shall be identical to the registered office. The Corporation’s registered office may, but need not be, identical with the Corporation’s principal office, if any, in the State of Delaware.
ARTICLE II
STOCKHOLDERS
     SECTION 2.01. Annual Meeting.
     An annual meeting of the stockholders shall be held on the fifteenth (15th) day of May of each year, or on such other date as may be determined by resolution of the Board of Directors; provided, however, that if in any year such date is a legal holiday, such meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders shall elect directors to hold office for the term provided in Section 3.01 of these By-Laws.
     SECTION 2.02. Special Meetings.
     A special meeting of the stockholders may be called only as provided in the Corporation’s Certificate of Incorporation (including any certificates of designation filed pursuant thereto) (collectively, the “Certificate of Incorporation”). Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting described in Section 2.04.

     SECTION 2.03. Place of Stockholder Meetings.
     The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no such place is designated by the Board of Directors, the place of meeting will be the principal business office of the Corporation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that the meeting shall not be held in any place, but may instead be held solely by means of electronic or telephonic communication, upon such guidelines as the Board of Directors shall determine; provided, however, that such guidelines are consistent with Section 211 of the General Corporation Law of the State of Delaware, as the same may be from time to time amended (the “DGCL”).
     SECTION 2.04. Notice of Meetings.
     (a) Unless waived as herein provided, whenever stockholders are required or permitted to take any action at a meeting, notice of the meeting shall be given in writing or by facsimile, electronic mail or other means of electronic transmission, stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such written or electronic notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. If notice is given by facsimile transmission, notice is deemed to be given when directed to a number at which the stockholder has consented to receive notice. If notice is given by electronic mail, notice is deemed to be given when directed to an electronic mail address at which the stockholder has consented to receive notice or if notice is given by posting on an electronic network together with separate notice to the stockholder of such specific posting notice is deemed to be given upon the later of (i) such posting and (ii) the giving of such separate notice. If notice is given by any other means of electronic transmission, notice is deemed to be given when directed to the stockholder.
     (b) Notwithstanding the foregoing, notice given to stockholders by electronic mail, facsimile or other electronic transmission shall be effective provided that notice is given by a form of electronic mail, facsimile or other electronic transmission consented to by the stockholders to whom the notice is given. Any such consent is revocable by the stockholder by written notice to the Corporation. Consent shall be deemed to be given by any stockholder that provides an electronic mail, facsimile or other electronic transmission address to the Corporation. Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver two consecutive notices by electronic mail, facsimile or electronic transmission and (ii) such inability becomes known to the Secretary, any Assistant Secretary of the Corporation or the transfer agent for the Corporation or such other person responsible for giving notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

     (c) When a meeting is adjourned to another time or place, if any, in accordance with Section 2.07 of these By-Laws, notice need not be given of the adjourned meeting if the time and place, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and voting, at such adjourned meeting are announced at the meeting in which the adjournment is taken. At the adjourned meeting the Corporation may conduct any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
     SECTION 2.05. Director Nominations.
     (a) Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of notice provided in Section 2.05, is entitled to vote in the election of directors at the meeting and complies with the notice procedures set forth in Section 2.05. For nominations to be properly brought before a meeting by a stockholder pursuant to clause (ii) of the previous sentence, (A) the stockholder must have given timely notice thereof in writing pursuant to the requirements set forth herein, (B) if the stockholder, or beneficial owner on whose behalf any such nomination is made, has provided the Corporation with a “Solicitation Notice” (as defined herein), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to the holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner, if any, on whose behalf the nomination is made, to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and must have included in such materials the Solicitation Notice and (C) if no Solicitation Notice relating thereto has been timely provided pursuant to this paragraph, such stockholder or beneficial owner must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this paragraph. With respect to an annual meeting of the stockholders, in order to be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred fifty (150) days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to, or delayed by more than sixty (60) days after, such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the later of (a) the ninetieth (90th) day prior to such annual meeting or (b) the tenth (10th) day following the day on which the date of such meeting has been first “publicly disclosed” (in the manner provided herein) by the Corporation. Notwithstanding the foregoing, in the event that the number of directors to be elected to the Board of Directors is increased and neither the names of all of the nominees for director positions nor notice specifying the size of the Board of Directors is “publicly disclosed” by the Corporation at least one hundred (100) days prior to the date of the first anniversary of the prior year’s annual meeting of stockholders, a stockholder’s notice pursuant to this Section 2.05 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such names or notice specifying the size of the Board of Directors has been first “publicly disclosed” by the Corporation. Any stockholder’s notice pursuant to Section 2.05 shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (ii) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (B) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner and (C) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”). At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee, as is described in clause (i) of the preceding sentence. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The presiding person (as determined in accordance with Section 2.13) shall, if the facts so warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if such presiding person should so determine, he or she shall so declare to the meeting, and the defective no mination shall be disregarded. For purposes of these By-Laws, “publicly disclosed” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (b) Nominations by stockholders of persons for election to the Board of Directors at such a special meeting of stockholders may be made if the stockholder’s notice required by Section 2.05(a) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
     (c) Notwithstanding the foregoing provisions of this Section 2.05, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth herein.

     SECTION 2.06. Annual Meeting Agenda Items.
     At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice with respect to such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of the giving of notice provided for herein, is entitled to vote at the meeting and complies with the procedures set forth in this Section 2.06. For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the previous sentence, (A) the stockholder must have given timely notice thereof in writing pursuant to the requirements set forth herein, (B) such business must be a proper matter for stockholder action under the DGCL, (C) if the stockholder, or beneficial owner, if any, on whose behalf such proposal is made, has provided the Corporation with a “Business Solicitation Notice” (as defined herein), such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law, the Corporation’s Certificate of Incorporation or these By-Laws to carry any such proposal and must have included in such materials the Business Solicitation Notice, and (D) if no Business Solicitation Notice relating thereto has been timely provided pursuant to this paragraph, the stockholder or beneficial owner, if any, on whose behalf such proposal is made, proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a Business Solicitation Notice under this paragraph. To be timely, the stockholder must deliver written notice to, or mail such written notice so that it is received by, the Secretary of the Corporation, at the principal executive offices of the Corporation, not less than ninety (90) days nor more than one hundred fifty (150) days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than thirty (30) days prior to, or delayed by more than sixty (60) days after, such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the later of (a) the ninetieth (90th) day prior to such annual meeting or (b) the tenth (10th) day following the day on which the date of the meeting has been first “publicly disclosed” (in the manner provided in Section 2.05 of these By-Laws) by the Corporation. Any stockholder’s notice pursuant to this Section 2.06 shall set forth as to each matter the stockholder proposes to bring before the annual meeting and as to the beneficial owner, if any, on whose behalf the proposal is made (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of such beneficial owner, (C) the class and number of shares of the Corporation which are beneficially owned and held of record by the stockholder and such beneficial owner, (D) any material interest of such stockholder or such beneficial owner in such business and (E) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law, the Corporation’s Certificate of Incorporation or these By-Laws to carry any such proposal (an affirmative statement of such intent, a “Business Solicitation Notice”). At an annual meeting, the presiding person (as determined in accordance with Section 2.13) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.06, and if such presiding person should so determine, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this paragraph, a stockholder shall also comply with all applicable requirements and regulations of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this paragraph. Nothing in this paragraph shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
     SECTION 2.07. Quorum and Adjourned Meetings.
     Unless otherwise provided by law or the Corporation’s Certificate of Incorporation, at any meeting of stockholders, a majority of the votes that could be cast by the holders of the shares entitled to vote on the applicable matters before the meeting, present in person or represented by proxy, shall constitute a quorum at the meeting for such matters. If such quorum is not present in person or represented by proxy at such meeting, the holders of a majority of the voting power of stock entitled to vote thereat, present in person or represented by proxy, may adjourn the meeting from time to time without further notice. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. The stockholders present at a meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of stockholders as may leave less than a quorum.
     SECTION 2.08. Fixing of Record Date.
     (a) For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     (b) For the purpose of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect to any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 2.09. Voting List.
     The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Unless otherwise required by law, the Corporation shall not be required to include electronic mail or other electronic contact information in such list of stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder that is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
     SECTION 2.10. Voting.
     Unless otherwise provided by the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. At any meeting of stockholders duly called and held at which a quorum is present, (i) except to the extent otherwise required by this Certificate of Incorporation, the DGCL or the rules and regulations of the securities exchange on which the Corporation’s securities are listed, in all matters other than the election of directors, the affirmative vote of the holders of a majority of the shares entitled to vote on the subject matter present in person or represented by proxy shall be the act of the stockholders, and (ii) each director shall be elected by plurality of the votes of the shares present in person or represented by a proxy at the meeting entitled to vote on the election of directors.
     SECTION 2.11. Proxies
     Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

     SECTION 2.12. Ratification of Acts of Directors and Officers.
     Except as otherwise provided by law or by the Certificate of Incorporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares entitled to vote thereon that would have been necessary to approve such transaction, contract or act at a meeting of stockholders.
     SECTION 2.13. Presiding Over and Conduct of Meetings
     The Chairman of the Board of Directors (the “Chairman”) shall preside at all meetings of the stockholders. In the absence or inability to act of the Chairman, the Vice Chairman (if one shall have been chosen by the Board of Directors), the Chief Executive Officer or the President (in that order) shall preside, and in their absence or inability to act, another person designated by one of them shall preside. The Secretary of the Corporation shall act as secretary of each meeting of the stockholders. In the event of his or her absence or inability to act, the person presiding at the meeting shall appoint a person who need not be a stockholder to act as secretary of the meeting. Meetings of the stockholders shall be conducted in a fair manner, but need not be governed by any prescribed rules of order. The person presiding at the meeting shall establish an agenda for the meeting. The presiding person’s rulings on procedural matters shall be final. The presiding person is authorized to impose reasonable time limits on the remarks of individual stockholders and may take such steps as such person may deem necessary or appropriate to assure that the business of the meeting is conducted in a fair and orderly manner.
ARTICLE III
DIRECTORS
     SECTION 3.01. Powers.
     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Certificate of Incorporation or these By-Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.
     SECTION 3.02. Number and Tenure of Directors.
     The number and tenure of directors of the Corporation shall be determined as set forth in the Certificate of Incorporation. Vacancies shall be filled in accordance with Section 3.09 hereof. Any director may resign at any time effective on giving written notice to the Chairman, the President or the Board of Directors and to the Secretary. Such notice may be given either in writing or by means of electronic transmission. Such resignation shall take effect at the time specified in such notice and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.03. Election of Directors; First Meeting.
     Directors shall be elected as set forth in Section 2.10 hereof and the Certificate of Incorporation. The first meeting of each newly elected Board of Directors shall be held immediately following, and at the same place, as the annual meeting of stockholders and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at such time and place, the meeting may be held at such other time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.
     SECTION 3.04. Regular Meetings.
     Regular meetings of the Board of Directors may be held without notice at such time and in such place, which may be within or without the State of Delaware, as shall from time to time be determined by the Board of Directors or the Board of Directors may determine that the meeting shall not be held in any place, but by means of remote communication.
     SECTION 3.05. Special Meetings.
     Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman, the President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them, or such person or persons may determine that the meeting shall not be held in any place, but by means of remote communication.
     SECTION 3.06. Notice of Special Meetings of the Board of Directors.
     Notice of any special meeting of the Board of Directors shall be given at least (i) two (2) day previous thereto if such notice is delivered in writing or (ii) one (1) day if delivered by facsimile, electronic mail or other means of electronic transmission to each director at his or her address. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed, with first-class postage thereon prepaid. If sent by electronic mail or other electronic transmission, such notice shall be deemed to be given upon direction to the electronic mail or other electronic address of record of the director. If sent by any other means (including facsimile, telegram, cablegram, courier, or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address of the director.
     SECTION 3.07. Quorum.
     A majority of the total number of directors then in office shall constitute a quorum for the transaction of business. If less than a majority of the directors are present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting from time to time without further notice.
     SECTION 3.08. Voting.
     The vote of the majority of the directors serving on the Board of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the DGCL or the Certificate of Incorporation requires a vote of a greater number.

     SECTION 3.09. Vacancies.
     Any vacancies occurring in the Board of Directors and newly created directorships shall only be filled as in the manner provided in the Certificate of Incorporation.
     SECTION 3.10. Removal of Directors.
     Any or all of the directors may be removed from office only on the terms set forth, and in the manner provided, in the Certificate of Incorporation.
     SECTION 3.11. Informal Action of Directors.
     Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by facsimile, electronic mail or other means of electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form or in electronic form if the minutes are maintained in electronic form.
     SECTION 3.12. Participation by Conference Telephone.
     Members of the Board of Directors, or any committee designated by such Board of Directors, may participate in a meeting of the Board of Directors, or committee thereof, by means of conference telephone or other similar communications equipment as long as all persons participating in the meeting can speak with and hear each other, and participation by a director pursuant to this Section 3.12 shall constitute presence in person at such meeting.
     SECTION 3.13. The Chairman of the Board.
     The Chairman, if one is chosen, shall be chosen by the Board of Directors from among the members of the Board. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     SECTION 3.14. Vice Chairman of the Board.
     The Vice Chairman, if one is chosen, shall be chosen by the Board of Directors from among the members of the Board. In the absence or disability of the Chairman, the Vice Chairman, shall perform the duties of the Chairman. At all other times, the Vice Chairman shall perform such duties and have such powers as the Board of Directors may from time to time prescribe.

ARTICLE IV
WAIVER OF NOTICE
     SECTION 4.01. Written Waiver of Notice.
     A written waiver of any required notice, signed by the person entitled to notice, or a waiver given by electronic transmission by the person entitled to notice, whether before or after the date stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver given by electronic transmission.
     SECTION 4.02. Attendance as Waiver of Notice.
     Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
ARTICLE V
COMMITTEES
     SECTION 5.01. General Provisions.
     The Board of Directors may, by resolution passed by a majority of the directors then in office, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member at any meeting of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, recommending to the stockholders any action or matter expressly required to be submitted to the stockholders for approval or amending the By-Laws of the Corporation; and, unless the resolution so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

     SECTION 5.02. Removal.
     Any member of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.
     SECTION 5.03. Resignations.
     Any member of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman, the President or the Board of Directors and to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Such notice may be given either in writing or by means of electronic transmission. Such resignation shall take effect at the time specified in such notice and, unless tendered to take effect upon acceptance thereof, the acceptance of such resignation shall not be necessary to make it effective.
     SECTION 5.04. Minutes.
     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
ARTICLE VI
OFFICERS
     SECTION 6.01. General Provisions.
     The Board of Directors shall elect a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary of the Corporation. The Board of Directors may also elect one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such additional officers as the Board of Directors may deem necessary or appropriate from time to time. Any two or more offices may be held by the same person. The officers elected by the Board of Directors shall have such duties as are hereafter described and such additional duties as the Board of Directors may from time to time prescribe.
     SECTION 6.02. Election and Term of Office.
     The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as may be convenient. New offices of the Corporation may be created and filled and vacancies in offices may be filled at any time, at a meeting or by the written consent of the Board of Directors. Unless removed pursuant to Section 6.03 of these By-Laws, each officer shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. Election or appointment of an officer or agent shall not of itself create contract rights.

     SECTION 6.03. Removal of Officers.
     Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person(s) so removed.
     SECTION 6.04. The Chief Executive Officer.
     Unless another person has been designated as the Chief Executive Officer by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation, unless otherwise provided by the Board of Directors. In the absence or disability of the Chairman and the Vice Chairman, the Chief Executive Officer shall preside at the meetings of the stockholders and the Board of Directors. The Chief Executive Officer may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these By-Laws to some other officer or agent of the Corporation. The Chief Executive Officer shall have general powers of supervision and shall be the final arbiter of all differences between officers of the Corporation and his or her decision as to any matter affecting the Corporation shall be final and binding as between the officers of the Corporation subject only to the Board of Directors. The Chief Executive Officer shall perform such other duties as the Board of Directors may from time to time prescribe.
     SECTION 6.05. The President.
     In the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. At all other times the President shall have the active management of the business of the Corporation under the general supervision of the Chief Executive Officer. The President shall have concurrent power with the Chief Executive Officer to sign bonds, mortgages, certificates for shares and other contracts and documents, whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors, or by these By-Laws to some other officer or agent of the Corporation. In general, the President shall perform all duties incident to the office of president and such other duties as the Chief Executive Officer or the Board of Directors may from time to time prescribe.
     SECTION 6.06. Vice President.
     In the absence of the President or in the event of his or her inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Executive Vice President or Executive Vice Presidents in the order designated and then the other Vice President or Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.
     SECTION 6.07. The Chief Financial Officer.
     The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner, and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors or the Chief Financial Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Board of Directors or the Chief Financial Officer may direct any assistant financial officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each assistant financial officer shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.
     SECTION 6.08. The Secretary.
     The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature.
     SECTION 6.09. The Assistant Secretary.
     The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.
     SECTION 6.10. The Treasurer.
     The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the

Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
     SECTION 6.11. The Assistant Treasurer.
     The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.
     SECTION 6.12. Other Officers and Agents.
     Officers and agents, if any, other than those whose duties are provided for in these By-Laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.
     SECTION 6.13. Absence of Officers.
     In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties, or any of such powers or duties, of any officers or officer to any other officer or to any director.
     SECTION 6.14. Compensation.
     The Board of Directors shall have the authority to establish compensation of all officers for services to the Corporation.

ARTICLE VII
CERTIFICATES FOR SHARES
     SECTION 7.01. Certificates of Shares.
     The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by (i) the President or Vice President and (ii) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile.
     SECTION 7.02. Signatures of Former Officer, Transfer Agent or Registrar.
     In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issue.
     SECTION 7.03. Transfer of Shares.
     Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed by the Board of Directors, and, if certificated, on surrender for cancellation of the certificate(s) for such shares, such certificate(s) properly endorsed for transfer. In addition, the holder seeking to transfer his, her or its shares shall be responsible for the payment of any transfer taxes that may arise in connection with such transfer. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat a registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise have and exercise all of the right and powers of an owner of shares. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.
     SECTION 7.04. Lost, Destroyed or Stolen Certificates.
     Whenever a certificate representing shares of the Corporation has been lost, destroyed or stolen, the holder thereof may file in the office of the Corporation an affidavit setting forth, to the best of his, her or its knowledge and belief, the time, place, and circumstance of such loss, destruction or theft together with a statement of indemnity and /r bond in such amount sufficient in the opinion of the Board of Directors to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. Thereupon the Board may cause to be issued to such person or such person’s legal representative a new certificate or a duplicate of the certificate alleged to have been lost, destroyed or stolen. In the exercise of its discretion, the Board of Directors may waive the indemnification requirements provided herein.
ARTICLE VIII
DIVIDENDS
     SECTION 8.01. Dividends.
     The Board of Directors of the Corporation may declare and pay dividends upon the shares of the Corporation’s capital stock in any form determined by the Board of Directors, in the manner and upon the terms and conditions provided or permitted by the Corporation’s Certificate of Incorporation and law.
ARTICLE IX
CONTRACTS, LOANS, CHECKS AND DEPOSITS
     SECTION 9.01. Contracts.
     The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
     SECTION 9.02. Loans.
     No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.
     SECTION 9.03. Checks, Drafts, Etc.
     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.
     SECTION 9.04. Deposits.
     The funds of the Corporation may be deposited or invested in such bank account, in such investments or with such other depositaries as determined by the Board of Directors.

ARTICLE X
AMENDMENTS
     SECTION 10.01. Amendments.
     These By-Laws may be adopted, amended or repealed in accordance with the provisions of the Corporation’s Certificate of Incorporation; provided, however, no By-law adopted by the stockholders can be amended or repealed by the directors without the approval of the stockholders.
ARTICLE XI
GENERAL
     SECTION 11.01. Fiscal Year.
     The fiscal year of the Corporation shall begin on the first day of January, unless otherwise determined from time to time by resolution of the Board of Directors.
     SECTION 11.02. Conflict of Interest.
     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorized the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders of the Corporation entitled to vote thereon, and the contract or transaction as specifically approved in good faith by vote of such stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee or the stockholders of the Corporation entitled to vote thereon. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.
     SECTION 11.03. Voting of Securities owned by the Corporation.
     Subject always to the specific directions of the Board of Directors, (i) any shares or other securities issued by any other corporation or other entity (each, an “Other Entity”) and owned or controlled by the Corporation may be voted in person at any meeting of security holders of such Other Entity by the President or Chief Executive Officer of the Corporation if he or she is present at such meeting, or in his or her absence by the Chief Financial Officer or Treasurer of the Corporation if he or she is present at such meeting, and (ii) whenever, in the judgment of the President or Chief Executive Officer, as the case may be, it is desirable for the Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any Other Entity and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the President or Chief Executive Officer, without the necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer, provided that if the President or Chief Executive Officer is unable to execute such proxy or consent, the Chief Financial Officer or Treasurer may execute such proxy or consent. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the shares or other securities issued by such Other Entity and owned by the Corporation the same as such shares or other securities might be voted by the Corporation. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.